                                                                    Exhibit 21.1


                           SUBSIDIARIES OF REGISTRANT


                                                            Name Under Which
Name of Subsidiary     Jurisdiction of Organization     Subsidiary Does Business
------------------     ----------------------------     ------------------------
Continental Circuits             Barbados                 Continental Circuits
International, Inc.                                        International, Inc.

CCIR of Texas Corp.              Texas                     CCIR of Texas Corp.